UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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YOUNG INNOVATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUNG INNOVATIONS, INC.

500 North Michigan Avenue, Suite 2204

Chicago, Illinois 60611

PROXY STATEMENT SUPPLEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO

BE HELD JANUARY 30, 2013

The following supplemental disclosures to our definitive proxy statement dated January 3, 2013 (the “Proxy Statement”) update information and respond to allegations made by plaintiffs in the shareholder litigation described below relating to the Agreement and Plan of Merger, dated as of December 3, 2012 (the “merger agreement”), by and among Young Innovations, Inc. (the “Company” or “Young”), Young Innovations Holdings LLC, and YI Acquisition Corp., a wholly owned subsidiary of Young Innovations Holdings LLC (“Merger Sub”), providing for the merger of Merger Sub with and into the Company. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this supplement to the Proxy Statement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on pages 15 and 23 of the Proxy Statement.

This supplement is dated January 21, 2013 and is being mailed to shareholders on or about January 22, 2013.

SUPPLEMENTAL DISCLOSURES

The following supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read carefully and in its entirety.

With respect to the section entitled “The Merger (Proposal 1)”, the following is hereby added to page 53 immediately above the subsection entitled “Material U.S. Federal Income Tax Consequences”:

Litigation Related to the Merger

On January 11, 2013, a purported shareholder class action complaint, captioned Prime Investors Fund v. Brennan, et al., was filed in the Circuit Court for St. Louis County, Missouri against the Company, each member of the Company’s Board of Directors, Linden LLC, Parent and Merger Sub. The complaint generally alleges that the Company’s directors breached their fiduciary duties to the shareholders by agreeing to sell the Company at a price that is inadequate and by engaging in a sale process that was flawed. The complaint further alleges that Linden LLC, Parent and Merger Sub aided and abetted such breaches of duty and that the Proxy Statement is materially misleading and/or incomplete. The complaint seeks (a) declaration that the defendants breached, or aided and abetted other defendants’ breach of fiduciary duties, (b) injunctive relief enjoining the merger until corrective disclosures are made, (c) an award of compensatory damages and (d) an award for the costs of the action. The Company intends to deny these allegations and to vigorously defend itself and its directors.

With respect to the section entitled “The Merger (Proposal 1)—Interests of the Company’s Directors and Executive Officers in the Merger—Consulting and Non-Competition Arrangements”, the first paragraph under the subsection entitled “Consulting and Non-competition Arrangements” on page 47 is hereby amended and restated in its entirety as follows:

It is anticipated that Messrs. Brennan and Herbst will enter into consulting agreements effective upon consummation of the merger and that their amended and restated employment agreements will terminate. The details of the consulting arrangements are yet to be finalized and are dependent on the needs of the Company post-merger but it is anticipated that their compensation for consulting services will be at the same pay rate as their current total compensation. On September 27, 2012, Messrs. Brennan and Herbst began more detailed discussions with representatives of Linden regarding senior management transition and the possibility of consulting arrangements with Messrs. Brennan and Herbst. Linden and Messrs. Brennan and Herbst continued discussions during October and November regarding the terms of the consulting arrangements described above. Messrs. Brennan and Herbst kept the Board of Directors informed of the discussions with Linden and the terms of the possible consulting arrangements. The Board discussed the potential consulting and non-competition arrangements at the October 22-23, 2012 and December 3, 2012 board meetings.

With respect to the section entitled “The Merger (Proposal 1)” the following subsection is hereby added to page 42 immediately prior to the subsection entitled “Certain Effects of the Merger.”

Certain Projected Financial Information

The Company does not as a matter of course make public long-term forecasts as to future revenues, EBITDA, earnings per share or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in the course of the process resulting in the merger agreement, our management prepared and provided to Baird certain non-public, projected financial information for fiscal years 2012 through 2017 (the “Forecasts”), which was based on management’s estimate of the Company’s future financial performance as of the date such information was prepared. The inclusion of the Forecasts in this Proxy Statement should not be regarded as an admission or representation of Young or its advisors, or an indication that Young or any of its respective affiliates, representatives or advisors considered, or now consider, the Forecasts to be a reliable prediction of actual future events or results, and the Forecasts should not be relied upon as such. The Forecasts are being provided in this document only because Young made them available to Baird in connection with its engagement as financial advisor to the Company’s Board of Directors and are not being included in this document to influence your decision whether to vote for or against the proposals. Neither Young nor any of its respective affiliates or representatives assumes any responsibility for the accuracy of the Forecasts or makes any representation to any shareholder regarding the Forecasts, and none of them intends to update or otherwise revise the Forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Forecasts are shown to be in error.

The Forecasts were prepared by the Company’s management. The Forecasts were not prepared with a view to public disclosure or complying with GAAP, the published guidelines of the SEC regarding Forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Baird nor Young’s independent registered public accounting firm has compiled or performed any procedures with respect to the Forecasts presented in this Proxy Statement, and neither Baird nor Young’s independent registered public accounting firm has expressed any opinion or any other form of assurance of such information or the likelihood that Young may achieve the results contained in the Forecasts, and accordingly assumes no responsibility for the Forecasts and disclaims any association with them. The ultimate achievability of the Forecasts included herein is also subject to numerous risks and uncertainties including but not limited to the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent filings made with the SEC. The Company has made publicly available the Company’s actual results of operations for the first, second and third quarters of fiscal year 2012. You should review the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 to obtain this information. Readers of this Proxy Statement are strongly cautioned not to place undue reliance on the Forecasts set forth below.

No one has made or makes any representation to any shareholder regarding the information included in the Forecasts set forth below. The Forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business. Some or all of the assumptions which have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date such forecasts were made. Many of these matters are beyond the Company’s control and the continuing uncertainty surrounding general economic conditions and in the industry in which the Company operates creates significant uncertainty around the Forecasts. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. See also “Cautionary Statements Concerning Forward-Looking Information” beginning on page 19. Because the Forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. The Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the merger. There can be no assurance that the announcement of the merger will not affect the Company’s business. Further, the Forecasts do not take into account the effect of any failure to occur of the merger and should not be viewed as accurate or continuing in that context.

In addition, the Forecasts included non-GAAP financial measures under SEC rules, including (i) “EBITDA,” which the Company defines as net income plus interest expense (income), plus other expense (income), plus income taxes, plus depreciation and amortization, and plus cost savings from strategic initiatives and (ii) “unlevered free cash flow” defined as after-tax operating income, using an assumed tax rate of 35%, plus depreciation and amortization, less increases (or plus decreases) in net working capital (excluding cash and debt), and less capital expenditures. The Company provided this information to Baird because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. This information should not be considered in isolation from or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because non-GAAP financial measures are not determined consistently by all entities, the non-GAAP measures presented in the Forecasts may not be comparable to similarly titled measures of other companies. A reconciliation of EBITDA to the most directly comparable GAAP measure (net income), as well as a reconciliation of unlevered free cash flow to the most directly comparable GAAP measure (operating income), prepared by the Company’s management, are provided below. In the tables below, numbers may not sum exactly due to rounding.

In light of the foregoing factors and the uncertainties inherent in the projections, shareholders are cautioned not to place undue, if any, reliance on the projections. The inclusion of the summary information below should not be regarded as an indication that our Board or its advisors or any other person considered, or now considers, this information to be material or to be necessarily predictive of actual future results, and this information should not be relied upon as such.

Projected Financial Information

Management Forecasts

($ in millions other than per share amounts)

	Fiscal year
	2012	2013	2014	2015	2016	2017
Revenue	$109.5	$113.7	$118.3	$123.0	$127.9	$133.1
Gross Profit	60.7	63.3	66.2	69.1	72.2	75.4
SG&A	34.9	36.1	37.3	38.6	39.8	41.1
Adjusted EBITDA	29.8	31.7	34.8	37.8	40.9	44.1
Depreciation and Amortization	4.1	4.5	5.0	5.3	5.6	5.8
Diluted Earnings per Share[1]	$2.15	$2.25	*	*	*	*
Unlevered Free Cash Flow[2]	*	18.3	18.3	21.3	24.5	26.5
Net Working Capital[3]	26.9	25.9	26.8	26.7	27.0	27.2
Capital Expenditures	3.3	4.9	5.0	5.2	3.8	4.0

*	Not relevant for Baird’s analysis.
[1]	Diluted Earnings per Share based on a $39.50 stock price.
[2]	Unlevered Free Cash Flow was calculated by Baird for evaluation purposes.
[3]	Net Working Capital excludes cash and debt.

Reconciliation of Non-GAAP Measures

Management Forecasts

($ in millions)

	Fiscal year
	2012	2013	2014	2015	2016	2017
Reconciliation of Adjusted EBITDA:
Net Income	$17.1	$17.9	$18.7	$19.9	$21.2	$22.5
(Interest Income) / Expense	0.1	0.1	(0.0)	(0.1)	(0.2)	(0.4)
(Other Income) / Expense	(0.8)	(0.4)	0.0	0.0	0.0	0.0
Income Tax Provision	9.2	9.6	10.1	10.7	11.4	12.1
Depreciation and Amortization	4.1	4.5	5.0	5.3	5.6	5.8
Cost Savings From Strategic Initiatives	0.0	0.0	1.0	2.0	3.0	4.0
Adjusted EBITDA	$29.8	$31.7	$34.8	$37.8	$40.9	44.1

Note: Net Income, (Interest Income) / Expense, (Other Income) / Expense and Income Tax Provision from 2014 through 2017 in the above table were not used for evaluation purposes. Price-to-earnings multiples were only calculated for 2012 and 2013 in Baird’s analysis.

Reconciliation of Non-GAAP Measures

Management Forecasts

($ in millions)

	Fiscal year
	2013	2014	2015	2016	2017
Reconciliation of Unlevered Free Cash Flow:
Operating Income (Before Cost Savings From Strategic Initiatives)	$27.2	$28.8	$30.5	$32.4	$34.3
Cost Savings From Strategic Initiatives	0.0	1.0	2.0	3.0	4.0
Operating Income (Net of Cost Savings From Strategic Initiatives)	27.2	$29.8	32.5	35.4	38.3
After-Tax Operating Income[4]	17.7	19.4	21.2	23.0	24.9
Depreciation and Amortization	4.5	5.0	5.3	5.6	5.8
(Increase) / Decrease in Net Working Capital	1.0	(1.0)	0.1	(0.2)	(0.2)
Capital Expenditures	(4.9)	(5.0)	(5.2)	(3.8)	(4.0)
Unlevered Free Cash Flow	$18.3	$18.3	$21.3	$24.5	$26.5

Note: Projected unlevered free cash flow was calculated by Baird for evaluation purposes.

[4]	Assumes a 35% tax rate.

With respect to the section entitled “Merger (Proposal 1)—Background of the Merger”, the second full paragraph on page 27 is amended and restated in its entirety as follows:

On August 3, 2012, representatives from Baird conducted a telephonic conversation with ~~the lead independent director from Young~~ Mr. Bliss (who was one of the two directors appointed by the Board to be involved in discussions with potential buyers), the Company’s external counsel, McDermott Will and Emery LLP (“McDermott”), and senior management to discuss the Company’s interaction with Linden to-date and potential next steps. In addition, the parties discussed roles and responsibilities, highlighted potential diligence initiatives requested by Linden and its advisors, and agreed upon a tentative timeline for the process.

With respect to the section entitled “The Merger (Proposal 1)—Background of the Merger”, the sixth full paragraph on page 27 is amended and restated as follows:

On August 13, 2012, representatives from Baird discussed Linden’s two alternatives with Young’s senior management and ~~select members of the Board~~ Mr. Bliss to determine the preferred alternative. The Company decided that the second alternative was its preferred approach because it would be more likely to result in a more definitive offer.

With respect to the section entitled “The Merger (Proposal 1)—Background of the Merger”, the eleventh full paragraph on page 29 is amended and restated as follows:

On October 22, 2012, there was a special meeting of the Board in which representatives from Baird discussed a variety of potential strategic alternatives for the Company. These potential strategic alternatives included: (a) staying independent and (i) maintaining the status quo, (ii) engaging in a leveraged recapitalization for purposes of acquisitions, paying a large dividend and/or repurchasing shares, (iii) increasing ordinary/special dividends and (iv) continuing to engage in an acquisition program to grow and diversify the Company’s business; and (b) a sale of the Company. Baird discussed the advantages and disadvantages with the Board of Directors. The Board had extensive questions of Baird and engaged in a thorough discussion of strategic alternatives for its consideration. Based upon the discussions, the Board determined that it was committed to working with Linden to see if it was possible to come to terms on a transaction.

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement supplement contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Young Innovations, Inc. These forward-looking statements are based on the Company’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning the Company’s possible or assumed future results of operations and the Company’s plans, intentions and expectations to complete the merger and also include those statements preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. They include statements relating to future revenue and expenses, the expected growth of the Company’s business and trends and opportunities in the Company’s markets.

These forward-looking statements include, among other things, whether and when the proposed merger will close and whether conditions to the proposed merger will be satisfied. These forward-looking statements also involve known and unknown risks, uncertainties and other factors that include, among others, the failure of the merger to be completed, the time at which the merger is completed, adoption of the merger agreement by the Company’s shareholders, and failure by the Company or by Parent or Merger Sub to satisfy conditions to the merger.

The forward-looking statements are not guarantees of future performance or that the merger will be completed as planned, and actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in the Proxy Statement, other factors that could cause actual results to differ materially include industry performance, general business, economic, regulatory and market and financial conditions, all of which are difficult to predict. The risks discussed herein are also discussed in the documents that are filed by the Company with the SEC. These factors may cause the Company’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additionally, important factors could cause the Company’s actual results to differ materially from such forward-looking statements. Such risk, uncertainties and other important factors include, among others:

•	the satisfaction of the conditions to complete the merger, including the failure of the Company’s shareholders to approve the merger;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the potential adverse effect on the Company’s business and operations due to the Company’s compliance with certain of the Company’s covenants in the merger agreement;

•	the effect of the announcement of the merger on the Company’s customer and supplier relationships, operating results and business generally;

•	the Company’s inability to retain and, if necessary, attract key employees, particularly while the proposed merger is pending;

•	risks related to diverting management’s attention from ongoing business operations;

•	general economic and market conditions;

•	the risk of unforeseen material adverse changes to the Company’s business and operations;

•	the risk that required consents to the merger will not be obtained;

•	the risk that the merger may not be completed on the expected timetable, or at all, which may adversely affect the Company’s business and the share price of Young’s common stock;

•	litigation in respect of the merger;

•	risks relating to recent or future ratings agency actions or downgrades as a result of the announcement of the merger;

•	reduced access to capital markets as the result of the delisting of Young common stock on NASDAQ following consummation of the merger;

•

the execution of the merger agreement may impact the ability of the Company to consummate certain transactions in the Company’s mergers and acquisitions pipeline, as such transactions will require the consent of Parent; and

•

other risks and uncertainties in the Company’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (filed with the SEC on March 15, 2012). See “Where Shareholders Can Find More Information” on page 88 of the Proxy Statement.

These factors may cause the Company’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Except to the extent required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained throughout the Proxy Statement.

All information contained in the Proxy Statement and in this supplement concerning Parent, Merger Sub, Linden Capital Partners II LP, Linden Capital Partners II-A LP and Linden has been supplied by Parent, Merger Sub and Linden, and has not been independently verified by the Company.

Additional Information about the Merger and Where to Find It

The Company filed the Proxy Statement with the SEC on January 3, 2013, and mailed it, together with a form of proxy, on or about January 4, 2013 to its shareholders of record as of the close of business on January 2, 2013. The Company may also file or furnish with or to the SEC other relevant materials related to the Merger. THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH OR TO THE SEC,

INCLUDING THE PROXY STATEMENT, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Proxy Statement and any and all documents filed or furnished by the Company with or to the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the Company’s investors and security holders may obtain free copies of the documents filed or furnished by the Company with or to the SEC by directing a written request to Young Innovations, Inc., Investor Relations, 500 North Michigan Avenue, Suite 2204, Chicago, Illinois 60611, (312) 644-6400.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company with respect to the special meeting of shareholders that will be held to consider the merger. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Definitive Proxy Statement on Schedule 14A relating to its 2012 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2012, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Information regarding the direct and indirect interests of the Company, its executive officers and directors and other participants in the solicitation, which may, in some cases, be different from those of the Company’s security holders generally, is set forth in the Proxy Statement on that was filed with the SEC on January 3, 2013.